UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2022

DPL Inc.
Ohio
(State of Incorporation)
1-9052
(Commission File Number)

31-1163136
(IRS Employer Identification No.)

1065 Woodman Drive
Dayton, Ohio 45432
(Address of principal executive offices, including zip code)

937-259-7215
Registrant's telephone number, including area code

THE DAYTON POWER AND LIGHT COMPANY
Ohio
(State of Incorporation)
1-2385
(Commission File Number)

31-0258470
(IRS Employer Identification No.)

1065 Woodman Drive
Dayton, Ohio 45432
(Address of principal executive offices, including zip code)

937-259-7215
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
DPL Inc.	☐
The Dayton Power and Light Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

DPL Inc.	☐
The Dayton Power and Light Company	☐

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2022, The Dayton Power and Light Company, doing business as AES Ohio (“AES Ohio”), the principal subsidiary of DPL Inc. (“DPL”), entered into a second amended and restated credit agreement among AES Ohio, each lender from time to time party thereto, PNC Bank, National Association (“PNC Bank”), as administrative agent, swing loan lender and an issuing lender, PNC Capital Markets LLC, as joint bookrunner and joint lead arranger, and US Bank, National Association, as an issuing lender (the “PNC Credit Agreement”), amending and restating the amended and restated revolving credit agreement dated June 19, 2019 among AES Ohio, PNC Bank, as administrative agent, and the financial institutions from time to time party thereto as lenders, as amended (the “Existing Credit Agreement”).

The PNC Bank Credit Agreement provides, on an unsecured basis, for revolving loans, swing line loans and letters of credit in an aggregate principal amount of $250 million at any one time outstanding. Letters of credit are subject to a sub-limit not to exceed $75 million at any one time outstanding, and PNC Bank may make swing line loans in an aggregate principal amount up to $25 million at any one time outstanding. Subject to customary conditions and the approval of any lender whose commitment would be increased, AES Ohio has the option to increase the maximum principal amount available under the PNC Bank Credit Agreement by up to an additional $100 million, for a total maximum available amount of $350 million. None of the lenders under the PNC Bank Credit Agreement has committed at this time or is obligated to provide any such increase in the commitments. Funds may be prepaid at any time, and AES Ohio has the right to permanently reduce or terminate the lenders’ commitments provided for under the PNC Bank Credit Agreement. Subject to customary conditions, AES Ohio has the right to request up to two one-year extensions of the PNC Bank Credit Agreement maturity date. Such extensions must be approved by each lender in its sole and individual discretion.

Funds provided under the PNC Bank Credit Agreement may be used to finance capital expenditures, to refinance certain indebtedness, to support working capital and for general corporate purposes. Unless the lender commitments are terminated earlier or the maturity date is extended in accordance with the two one-year extension options under the PNC Bank Credit Agreement, the revolving loans and swing line loans provided for under the PNC Bank Credit Agreement are available until December 22, 2027.

The PNC Bank Credit Agreement includes customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions, including, among other things, a financial covenant, which requires AES Ohio’s consolidated total debt to consolidated total capitalization shall not be greater than 0.67 to 1.00 at any time.

AES Ohio has agreed to pay interest on outstanding borrowings as determined in accordance with the PNC Bank Credit Agreement, and to pay unused commitment fees and customary administrative agent, letter of credit and other fees.

The foregoing description of the PNC Bank Credit Agreement is qualified in its entirety by reference to the PNC Bank Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. DPL and AES Ohio have existing general banking relationships with other parties to the PNC Bank Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation. or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above in response to Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1
Amended and Restated Credit Agreement, dated as of December 22, 2022, among The Dayton Power and Light Company, each lender from time to time party thereto, PNC Bank, National Association, as administrative agent, swing loan lender and an issuing lender, PNC Capital
Markets LLC, as joint bookrunner and joint lead arranger, and US Bank, National
Association, as an issuing lender.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: December 23, 2022	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary

The Dayton Power and Light Company
d/b/a AES Ohio
Date: December 23, 2022	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary